SR&F BASE TRUST
                              MANAGEMENT AGREEMENT
                                   SCHEDULE A

The Portfolios of SR&F Base Trust currently subject to this Agreement are as follows:

                                           Effective Date   End of Initial Term

SR&F Municipal Money Market Portfolio         9/28/95              6/30/97
SR&F High Yield Portfolio                     11/1/96              6/30/98
SR&F Growth & Income Portfolio                2/3/97               6/30/98
SR&F Growth Investor Portfolio                2/3/97               6/30/98
SR&F Balanced Portfolio                       2/3/97               6/30/98
SR&F Growth Stock Portfolio                   2/3/97               6/30/98
SR&F Disciplined Stock Portfolio              2/3/97               6/30/98
SR&F Intermediate Bond Portfolio              2/2/98               6/30/99
SR&F Income Portfolio                         2/2/98               6/30/99
SR&F High-Yield Municipals Portfolio          2/2/98               6/30/99
SR&F Cash Reserves Portfolio                  3/2/98               6/30/99

Dated:  January 26, 2001

                             SR&F BASE TRUST


Attest:                      By: Stephen E. Gibson, President


Kevin Jacobs


                             STEIN ROE & FARNHAM INCORPORATED


Attest:                      By: Stephen E. Gibson, President


Kevin Jacobs


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                                 SR&F BASE TRUST
                              MANAGEMENT AGREEMENT
                                   SCHEDULE B

Compensation pursuant to Section 7 of the SR&F Base Trust Management Agreement shall be calculated in accordance with the following schedule(s):


SR&F Municipal Money Market Portfolio               0.250% of average net assets
SR&F High Yield Portfolio                          0.500% on first $500 million,
                                                    0.475% thereafter
SR&F Growth & Income Portfolio                      0.60% up to $500 million,
                                                    0.55% next $500 million,
                                                    0.50% thereafter
SR&F Growth Investor Portfolio                      0.60% up to $500 million,
                                                    0.55% next $500 million,
                                                    0.50% thereafter
SR&F Balanced Portfolio                             0.55% up to $500 million,
                                                    0.50% next $500 million,
                                                    0.45% thereafter
SR&F Growth Stock Portfolio                         0.60% up to $500 million,
                                                    0.55% next $500 million,
                                                    0.50% thereafter
SR&F Disciplined Stock Portfolio                    0.75% up to $500 million,
                                                    0.70% next $500 million,
                                                    0.65% next $500 million,
                                                    0.60% thereafter
SR&F Intermediate Bond Portfolio                    0.35% of average net assets
SR&F Income Portfolio                               0.50% up to $100 million,
                                                    0.475% thereafter
SR&F High-Yield Municipals Portfolio                0.450% up to $100 million,
                                                    0.425% next $100 million,
                                                    0.400% thereafter
SR&F Cash Reserves Portfolio                        0.250% up to $500 million
                                                    0.225% thereafter

Dated:  January 26, 2001

                             SR&F BASE TRUST


Attest:                      By: Stephen E. Gibson, President


Kevin Jacobs


                             STEIN ROE & FARNHAM INCORPORATED


Attest:                      By: Stephen E. Gibson, President


Kevin Jacobs